CONSENT OF INDEPENDENT AUDITORS

Segway VI Corp.
4400 Route 9 South
Freehold, New Jersey  07728

We have issued our report dated March 21, 2001 relating to the financial statement of Segway VI Corp. from April 6, 2000 (inception) through December 31, 2000. We consent to the inclusion in this Registration Statement on Form SB-2 of the aforementioned report and to the use of our name as it appears under the caption "Experts."

Gately & Associates, LLC

By: /s/  James P. Gately
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         James P. Gately, CPA

Orlando, Florida
October 19, 2001